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                                                                    EXHIBIT 11.1

                           COAST DENTAL SERVICES, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                           Year Ended December 31,
                                                               -----------------------------------------------
                                                                   2002             2001             2000
                                                               -------------    -------------    -------------
Net loss ...................................................   $  (3,943,797)   $  (9,366,661)   $  (1,263,940)
                                                               =============    =============    =============

Shares:
Basic weighted average number of shares outstanding ........       2,091,223        2,091,223        2,097,611
Additional shares issuable under stock options for
  diluted earnings per share ...............................              --               --               --
                                                               -------------    -------------    -------------
Diluted weighted average number of shares outstanding ......       2,091,223        2,091,223        2,097,611
                                                               =============    =============    =============

Basic loss per share:
     Net loss ..............................................   $       (1.89)   $       (4.48)   $       (0.60)
                                                               =============    =============    =============
Diluted loss per share:
     Net loss ..............................................   $       (1.89)   $       (4.48)   $       (0.60)
                                                               =============    =============    =============
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